UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

SANDISK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 SanDisk Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

(408) 801-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 12, 2016 (the “Closing Date”), Western Digital Technologies, Inc., a wholly-owned subsidiary of Western Digital Corporation (“Western Digital”), completed its previously announced acquisition of SanDisk Corporation (“SanDisk”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 21, 2015, among Western Digital, Schrader Acquisition Corporation (“Merger Sub”) and SanDisk (the “Merger Agreement”), Merger Sub merged with and into SanDisk, with SanDisk continuing as the surviving corporation (the “Merger”). As a result of the Merger, SanDisk became a wholly-owned indirect subsidiary of Western Digital.

The description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to SanDisk’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 26, 2015 and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indentures to SanDisk Convertible Notes Indentures

SanDisk has outstanding approximately $996.7 million aggregate principal amount of its 1.5% Convertible Senior Notes due 2017 (the “2017 Notes”) and approximately $1.5 billion aggregate principal amount of its 0.5% Convertible Senior Notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Notes”). The 2017 Notes mature on August 15, 2017. The 2020 Notes mature on October 15, 2020. Interest on outstanding 2017 Notes is paid on February 15 and August 15 of each year to record holders of the 2017 Notes as of the preceding February 1 and August 1 as applicable. Interest on outstanding 2020 Notes is paid on April 15 and October 15 of each year to record holders of the 2020 Notes as of the preceding April 1 and October 1 as applicable. The Notes are not callable.

On May 12, 2016, Western Digital, SanDisk and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) entered into the First Supplemental Indenture (the “2017 Supplemental Indenture”) to an indenture entered into between SanDisk and the Trustee dated as of August 25, 2010 (the “2017 Indenture”) which governs the 2017 Notes and the First Supplemental Indenture (the “2020 Supplemental Indenture” and, together with the 2017 Supplemental Indenture, the “Supplemental Indentures”) to an indenture entered into between SanDisk and the Trustee dated as of October 19, 2013 which governs the 2020 Notes (the “2020 Indenture” and, together with the 2017 Indenture, the “Indentures”). Notices of entry into the Supplemental Indentures will be distributed to holders of the Notes on May 12, 2016. A copy of the notice to holders of the 2017 Notes is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. A copy of the notice to holders of the 2020 Notes is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Pursuant to the Supplemental Indentures, Western Digital assumed and became jointly and severally liable, with SanDisk, for (a) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Notes issued under the Indentures, (b) the due and punctual delivery of cash and, if applicable, Western Digital common stock, par value $0.01 per share (“Western Digital Common Stock”) upon conversion of the Notes upon the exercise by a holder of the conversion privilege pursuant to Article 13 of the applicable Indenture and (c) the due and punctual performance and observance of all of the obligations, covenants and conditions of the Indentures to be performed by SanDisk for the benefit of the holders and the Trustee. The Supplemental Indentures were each executed without the consent of holders in compliance with Sections 9.01 and 13.06 of the applicable Indentures.

In accordance with Section 13.06 of each of the Indentures, upon the consummation of the Merger the right to convert each $1,000 principal amount of Notes was changed to a right to convert such principal amount of Notes on the basis of the amount of reference property, which is comprised of 0.2387 shares of Western Digital Common Stock and $67.50 in cash, that a holder of a number of shares of SanDisk common stock, par value $0.001 per share (“SanDisk Common Stock”) equal to the Conversion Rate (as defined in the applicable Indenture) immediately prior to the Merger would have owned or been entitled to receive upon the consummation of the Merger.

The Merger constitutes a Fundamental Change under each Indenture. As a result, the Conversion Rate for each $1,000 of principal amount of Notes surrendered for conversion from, and including, March 8, 2016 to, and including, June 9, 2016 shall be increased by 1.0702 additional units of reference property in the case of the 2017 Notes and 2.8720 additional units of reference property in the case of the 2020 Notes, in each case as determined by SanDisk by reference to the table attached as Schedule A to the applicable Indenture, to a total of 20.8004 units of reference property in the case of the 2017 Notes and a total of 13.7726 units of reference property in the case of the 2020 Notes. The conversion rate for Notes surrendered for conversion after June 9, 2016 (i.e., following expiration of the increased conversion rate) will be 19.7302 units of reference property in the case of the 2017 Notes and 10.9006 units of reference property in the case of the 2020 Notes, subject to adjustment pursuant to the terms of the applicable Indenture.

In addition, as a result of the Merger, which constitutes a Designated Event under each Indenture, each holder has, subject to certain conditions, the right to require SanDisk to purchase (the “Purchase Right”) for cash all of such holder’s Notes, or any portion of the principal amount thereof that is equal to $2,000 or an integral multiple of $1,000 in excess thereof, on June 10, 2016 (as such date may be extended, the “Designated Event Repurchase Date”) at a purchase price equal to 100% of the principal amount of such Notes or such portion of the principal amount of Notes, as applicable, plus accrued and unpaid interest, if any, thereon up to but excluding the Designated Event Repurchase Date. SanDisk will file a Schedule TO and Designated Event Company Notice And Offer To Purchase (the “Offer to Purchase”) in connection with the foregoing Purchase Right. Exercises of the Purchase Right are subject to the requirements set forth in the Offer to Purchase.

The Notes are convertible under certain circumstances as more fully described in the Indentures, including, for example, as a result of the Merger and Fundamental Change as described above. Settlement of any conversions will be on a net share basis as described in the applicable Indenture.

The above description of the 2020 Supplemental Indenture and the 2017 Supplemental Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the complete text of the 2020 Supplemental Indenture and the 2017 Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

At the Closing Date, each issued and outstanding share of SanDisk Common Stock, other than shares of SanDisk Common Stock held in the treasury of SanDisk, shares of SanDisk Common Stock owned by stockholders who validly exercised appraisal rights under Delaware law and shares of SanDisk Common Stock owned by Western Digital or any subsidiary of Western Digital (including Merger Sub) (collectively, the “Excluded Stock”), was converted into the right to receive $67.50 per share in cash and 0.2387 shares of Western Digital Common Stock (the “Merger Consideration”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Merger, shares of SanDisk Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on the NASDAQ Global Stock Market (“NASDAQ”) under the symbol “SNDK.” Trading on the NASDAQ in shares of SanDisk Common Stock was halted before the opening of trading on May 12, 2016 and was suspended before the opening of trading on May 13, 2016. SanDisk requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the shares of SanDisk Common Stock. SanDisk currently intends to file a Form 15 with the SEC to terminate the registration of shares of SanDisk Common Stock under the Exchange Act and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to the Rights of Security Holders.

Upon the effective time of the Merger (the “Effective Time”), each holder of SanDisk Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of SanDisk (other than the rights of the holders of SanDisk Common Stock (other than the Excluded Stock) to receive the Merger Consideration).

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

In connection with the Merger, on May 12, 2016, the following individuals resigned as members of SanDisk’s board of directors and all committees thereof, effective as of the Effective Time of the Merger: Irwin Federman, Steven J. Gomo, Eddy W. Hartenstein, Dr. Chenming Hu, Catherine P. Lego, Michael E. Marks, Sanjay Mehrotra and D. Scott Mercer.

In connection with the Merger, on May 12, 2016, the following individuals resigned as officers of SanDisk, effective as of the Effective Time of the Merger: Sanjay Mehrotra, Judy Bruner, Sumit Sadana, Dr. Siva Sivaram, Shuki Nir and Donald Robertson.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, SanDisk amended and restated its certificate of incorporation and its bylaws. The new certificate of incorporation and the new bylaws of SanDisk are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SanDisk Corporation.

3.2	Bylaws of SanDisk Corporation.

4.1	First Supplemental Indenture, dated as of May 12, 2016, to the Indenture, dated as of October 29, 2013, by and between SanDisk Corporation, The Bank of New York Mellon Trust Company, N.A., as Trustee and Western Digital Corporation.

4.2	First Supplemental Indenture, dated as of May 12, 2016, to the Indenture, dated as of August 25, 2010, by and between SanDisk Corporation, The Bank of New York Mellon Trust Company, N.A., as Trustee and Western Digital Corporation.

99.1	Notice of Supplemental Indenture to the 2017 Indenture.

99.2	Notice of Supplemental Indenture to the 2020 Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SanDisk Corporation

Date: May 12, 2016	By:	/s/ Michael C. Ray
Michael C. Ray
President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SanDisk Corporation.

3.2	Bylaws of SanDisk Corporation.

4.1	First Supplemental Indenture, dated as of May 12, 2016, to the Indenture, dated as of October 29, 2013, by and between SanDisk Corporation, The Bank of New York Mellon Trust Company, N.A., as Trustee and Western Digital Corporation.

4.2	First Supplemental Indenture, dated as of May 12, 2016, to the Indenture, dated as of August 25, 2010, by and between SanDisk Corporation, The Bank of New York Mellon Trust Company, N.A., as Trustee and Western Digital Corporation.

99.1	Notice of Supplemental Indenture to the 2017 Indenture.

99.2	Notice of Supplemental Indenture to the 2020 Indenture.